Exhibit 10.3

BB 1001 A0

CONSENSUAL TERMINATION OF LICENSE AGREEMENT

This Consensual Termination of License Agreement (“Consensual Termination Agreement”) is made on May 30, 2017 (“Termination Date”) by and among BB BRAND HOLDINGS LLC (“Licensor”) and BEBE STORES, INC. / BEBE STUDIO, INC. (collectively, “Licensee”). Capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to them in that certain Asset Purchase and Contribution Agreement among Licensor, Licensee and BB Brand Management LLC, dated June 8, 2016 (the “Purchase Agreement”).

WHEREAS, Licensee determined it would no longer operate the number of retail stores specified in that certain license agreement previously entered into between the parties dated June 8, 2016 (the “License Agreement”);

WHEREAS, the parties therefore decided to terminate the License Agreement and enter into a new license agreement immediately upon termination of the License Agreement; and

WHEREAS, in connection with the termination of the License Agreement, Licensee will assign to Licensor the Retained URLs, Media Accounts and Retained Distribution Agreements.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and sufficient consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. The License Agreement is hereby terminated in its entirety effective as of the Termination Date. Licensor hereby expressly waives any claims regarding any breach by Licensee of Sections 4.2, 4.3 or 9 of the License Agreement.

2. As provided in the License Agreement, as of the Termination Date, the Retained Distribution Agreements, Retained URLs and all Media Accounts shall be deemed immediately transferred to Licensor. At Licensor’s expense, Licensee shall promptly cooperate with any reasonable requests Licensor may make to effectuate such transfers, and sign any reasonably requested consents, powers of attorney, assignments or other similar documents to transfer such Retained Distribution Agreements, Retained URLs and Media Accounts to Licensor, including, without limitation, signing the assignments attached hereto as Exhibit A simultaneously upon signing this Consensual Termination Agreement. In connection with the foregoing assignments, Licensee is hereby released of all obligations under Sections 9.5 and 9.6 of the Purchase Agreement as well as Section 11.1 of the Purchase Agreement with respect to liabilities arising from the Retained URLs, Media Accounts and Retained Distribution Agreements as of and following the Termination Date.

3. Licensee shall have no rights with respect to Section 16.2 of the License Agreement, and such Section 16.2 shall be deemed terminated, regardless of any survival provisions set forth in the License Agreement.

4. Notwithstanding the termination of the License Agreement, Licensor hereby acknowledges and agrees that Licensee may, from and after the Termination Date, continue to use the Licensed Marks and Licensor Intellectual Property on a non-exclusive basis to (a) operate and wind down the Branded Retail Stores until May 31, 2017, unless extended by Licensor in Licensor’s sole and absolute discretion (the “Retail Wind Down Period”), (b) operate the Branded Website during the transition of the Branded Website operations to GBG USA Inc. (“GBG”) only in accordance with that certain Transition Services

CONSENSUAL TERMINATION OF LICENSE AGREEMENT

BB 1001 A0

Agreement between Licensee and GBG, and (c) supply Products in connection with the international wholesale business during the transition of such fulfillment services to GBG only in accordance with that certain Transition Services Agreement between Licensee and GBG. The capitalized terms set forth in this Section 4 that are not otherwise defined herein shall have the same meaning as set forth in the License Agreement.

5. Notwithstanding termination of the License Agreement, nothing herein shall (i) release either party from compliance with those provisions of the License Agreement which expressly survive termination of the License Agreement, unless expressly deleted or amended by this Consensual Termination Agreement, (ii) release either party from compliance with this Consensual Termination Agreement, or (iii) release either party from any indemnified liabilities and insurance requirements contained in the License Agreement.

6. This Consensual Termination Agreement may be signed in one or more counterparts (or with counterpart signature pages) which, taken together, shall constitute a fully executed Consensual Termination Agreement. Facsimile and scanned signatures shall be deemed original signatures. This Consensual Termination Agreement shall be construed under the laws of the State of Delaware, contains the entire understanding of the parties and shall not be modified, altered or amended unless in writing signed by the parties hereto. Any conflict between this Consensual Termination Agreement and the License Agreement shall be controlled by this Consensual Termination Agreement.

IN WITNESS WHEREOF the parties have caused this Consensual Termination Agreement to be executed as of the day and year first above written.

LICENSOR: BB BRAND HOLDINGS LLC			LICENSEE: BEBE STORES, INC.

By:	/s/ Joseph Gabbay		By:	/s/ Walter Parks
	Name:	Joseph Gabbay		Name:	Walter Parks
	Title:	Manager		Title:	President & COO

BEBE STUDIO, INC.

			By:	/s/ Walter Parks
				Name:	Walter Parks
				Title:	Treasurer

2

CONSENSUAL TERMINATION OF LICENSE AGREEMENT